UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    Form 8-K
                              ____________________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 26, 2006

                              ____________________

                    Lincoln Educational Services Corporation

               (Exact Name of Registrant as Specified in Charter)

                              ____________________

                 New Jersey                                  000-51371                         57-1150621
        (State or other jurisdiction                 (Commission File Number)               (I.R.S. Employer
             of incorporation)                                                             Identification No.)

       200 Executive Drive, Suite 340
       West Orange, New Jersey 07052                                                              07052
  (Address of principal executive offices)                                                     (Zip Code)

       Registrant's telephone number, including area code: (973) 736-9340


                                 Not Applicable
          (Former name or former address, if changed since last report)

                              ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement

         Effective as of September 26, 2006, Lincoln Educational Services Corporation (the "Company") entered into an Employment Agreement (the "Agreement") with Shaun E. McAlmont, Executive Vice President and President Online.

         Employment Period. The Agreement provides that Mr. McAlmont will serve as Executive Vice President and President-Online and will be responsible for Marketing and Product Development. His employment term will terminate on December 31, 2008, unless terminated or extended in accordance with the Agreement, as noted below.

        Compensation and Benefits. Mr. McAlmont will be paid a minimum annual base salary of $275,000. He will also be eligible to earn an annual bonus pursuant to the terms of the Company Key Management Team Incentive Compensation Plan ("Incentive Plan") as in effect for each calendar year. The amount of such bonus will be based upon performance targets or such other criteria as determined each year by the Company board of directors or compensation committee pursuant to the terms of the Incentive Plan; provided, however, that the bonus payable for 2006 shall not be less than $150,000. Mr. McAlmont will also be included, to the extent eligible, in all of our employee benefit plans, programs and arrangements that are established for, or made available to, our senior executives. He will also be provided with an automobile for business and personal use in accordance with Company practices as consistently applied to other key employees. Mr. McAlmont is also entitled to reimbursement by the Company of expenses for relocating from Colorado to New Jersey, including the Company's purchase of his home in Denver.

        Involuntary Termination. If there is an "Involuntary Termination" (as defined hereinafter) of Mr. McAlmont's employment, the Company will pay him: (1) an amount equal to one and a half times his then current base salary; (2) all outstanding reasonable business expenses, (3) the average of the annual bonuses paid to Mr. McAlmont for the previous two years; and (4) the employer portion of the premiums necessary to continue his health care coverage for the earlier of
(A) one year and (B) the date on which he is covered under another group health plan. Mr. McAlmont will also be entitled to (1) the continued use of an automobile and payment of associated costs by the Company until the later of (A) the first anniversary of his termination and (B) September 26, 2008 and (2) receive any other accrued compensation and benefits otherwise payable to him as of the date of his termination, all of the aforementioned payments to be payable in a lump sum no later than 30 days after the date of his termination. Such payment may be deferred for six months and one day following such termination, if necessary, to comply with section 409A of the Internal Revenue Code (the "Code"). "Involuntary Termination" means the termination of Mr. McAlmont's employment by the Company without "Cause" or by Mr. McAlmont for "Good Reason" (as each is defined in his employment agreement).

        Termination for Cause, Death or Disability; Resignation Other than for Good Reason. If Mr. McAlmont's employment is terminated by the Company for Cause, or on account of death or disability, or because Mr. McAlmont resigns other than for Good Reason, the Company will pay him (or his estate) his accrued but unpaid base salary earned through the date of termination, unreimbursed expenses, plus any other accrued but unpaid employee benefits earned through the date of his termination, including, where termination is because of death or disability, any annual bonus due but unpaid for a completed calendar year.

         Change in Control. Upon a Change in Control (as defined in the Agreement), the Company will continue the employment of Mr. McAlmont for a period of two years commencing on the date of the Change in Control and ending on the second anniversary thereof. Upon a Change in Control, all outstanding stock options granted by the Company or any of its affiliates to Mr. McAlmont will become fully vested and immediately exercisable.

        During a 30-day period commencing on the first anniversary of the date of the Change in Control, Mr. McAlmont will have the right to resign from his employment with the Company (or successor of the Company) for any reason and receive an amount equal to (i) one times the amount of his base salary, as is then in effect, and (ii) one times the average of his annual bonus paid to him for the two years immediately prior to the year in which such resignation occurs. If such resignation constitutes an Involuntary Termination, however, he will receive payments provided for such termination. All of the aforementioned payments would be paid by the Company in a lump-sum amount no later than 30 days after the date of his termination except as may be delayed as noted to comply with Code Section 409A.

        Reduction in Payments. If any payment or distribution by us to or for the benefit of Mr. McAlmont pursuant to the terms of the employment agreement or otherwise would be considered a "parachute payment" within the meaning of Code
Section 280G and the amount of the parachute payment, after deduction of all applicable taxes, including excise taxes imposed by Code Section 4999, is less than the amount Mr. McAlmont would receive if he was paid three times his average "base amount" (as defined in Section 280G) less $1.00, reduced by applicable taxes, then the aggregate amounts constituting the parachute payment will be reduced (or returned by Mr. McAlmont if already paid to him) to an amount that will equal three times his average "base amount" less $1.00.

        Noncompetition and Nonsolicitation. Mr. McAlmont is subject to noncompetition and nonsolicitation restrictive covenants during the term of his employment and for one year thereafter, although the noncompetition covenant will not apply if his employment is terminated due to an Involuntary Termination or he resigns during the 30-day period commencing on the first anniversary of a Change in Control.

        Confidentiality. Mr. McAlmont is subject to a confidentiality restrictive covenant of unlimited duration.

        The foregoing description is qualified in its entirety by the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits
                  ---------------------------------

(c)      Exhibits

         10.1     Employment Agreement of Shaun McAlmont dated September 26,
                  2006.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              LINCOLN EDUCATIONAL SERVICES CORPORATION



Date: October 2, 2006

                              By:    /s/ Cesar Ribeiro
                                  ----------------------------------------------
                                  Name:  Cesar Ribeiro
                                  Title: Senior Vice President, Chief Financial
                                         Officer and Treasurer